UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2016

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10003 Woodloch Forest Drive
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

(801) 584-5700

Registrant’s telephone number, including area code:

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 29, 2016, Huntsman Investments (Netherlands) BV (“HIBV”), a wholly-owned subsidiary of Huntsman Corporation (the “Company”), entered into an Exclusivity and Put Option Agreement (the “Put Option Agreement”) with Innospec International LTD (“Innospec”), a wholly-owned subsidiary of Innospec Inc. The Put Option Agreement, together with a Share and Asset Purchase Agreement in an agreed form and attached thereto as an exhibit (the “Purchase Agreement,” and together with the Put Option Agreement, the “Acquisition Agreements”), set forth the terms of a commitment from Innospec to purchase HIBV’s European surfactants manufacturing facilities and related assets for an enterprise value of $225 million. Pursuant to the terms of the Acquisition Agreements, HIBV would retain its accounts receivable and certain trade payables. The purchase price would also be subject to additional working capital and other adjustments (the “Transaction”). Pursuant to the terms of the Acquisition Agreements, Innospec, upon exercise of the Put Option Agreement by HIBV and following satisfaction of closing conditions referred to below, would acquire HIBV’s manufacturing facilities located in Saint-Mihiel, France; Castiglione delle Stiviere, Italy; and Barcelona, Spain and HIBV would enter into supply and long-term tolling arrangements with Innospec to continue supplying certain surfactants and other key products globally.

The Acquisition Agreements contain customary representations, warranties, and covenants and provide for indemnification rights with respect to a breach of a representation, warranty or covenant by either party, as well as for other specified matters.

The Transaction is subject to the satisfaction or waiver of customary closing conditions, including, among others: (i) the representative bodies consultation processes required by French legislation, (ii) clearance by any applicable competition law authorities, and (iii) the absence of a change that has had or is reasonably likely to have a material adverse effect on the business. The Acquisition Agreements also contain certain customary termination rights for each of HIBV and Innospec.

The foregoing description of the terms of the Acquisition Agreements is qualified in its entirety by reference to such Agreements, which will be filed subsequently with the Securities and Exchange Commission.

The Acquisition Agreements will be included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or HIBV. The representations, warranties and covenants contained in the Acquisition Agreements were made only for purposes of such Agreements and as of specific dates, were solely for the benefit of the parties to such Agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Acquisition Agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Acquisition Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 7.01  Regulation FD.

In connection with the execution of the Agreement as described in Item 1.01 above, on August 3, 2016, the Company issued a press release.  The press release is attached herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)              Exhibits.

Number	Description of Exhibits

99.1	Press release dated August 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION HUNTSMAN INTERNATIONAL LLC

/s/ Russell R. Stolle
RUSSELL R. STOLLE
Assistant Secretary

Dated: August 3, 2016

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated August 3, 2016.